ADVANCED SERIES TRUST

AST Target Maturity Central Portfolio

AST PGIM Fixed Income Central Portfolio

Supplement dated October 6, 2023 to the

Currently Effective Statement of Additional Information

This supplement should be read in conjunction with the currently effective Statement of Additional Information (the SAI) for Advanced Series Trust (the Trust) relating to the portfolios referenced above (each a Portfolio and collectively the Portfolios). The Portfolios discussed in this supplement may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus.

The Trust's SAI relating to the Portfolios is hereby revised to reflect the following information with respect to Mr. Matthew Angelucci and Mr. Tyler Thorn effective immediately:

I.The tables in Part I of the SAI entitled "PORTFOLIO MANAGERS: OTHER ACCOUNTS" are hereby revised by adding the following information with respect to Mr. Angelucci and Mr. Thorn for each Portfolio:

AST Target Maturity Central Portfolio

Subadviser	Portfolio	Registered	Other Pooled	Other Accounts*	Ownership
	Managers	Investment	Investment	(in millions)	of Portfolio
		Companies*	Vehicles*		Securities*
		(in millions)	(in millions)
PGIM Fixed	Matthew	54/$93,678,717,370	27/$28,024,599,647	148/$74,841,987,892	None
Income††	Angelucci		5/$1,821,169,285	11/$7,486,872,094

	Tyler Thorn	41/$87,420,248,319	17/$25,691,417,195	103/$53,166,183,875	None
			1/$59,779,608	3/$476,847,821

*Information as of August 31, 2023.

††PGIM Fixed Income is a business unit of PGIM, Inc. PGIM Limited, an indirect wholly-owned subsidiary of PGIM, Inc., also serves as subadviser to the Portfolio.

AST PGIM Fixed Income Central Portfolio

Subadviser	Portfolio	Registered	Other Pooled	Other Accounts*	Ownership
	Managers	Investment	Investment	(in millions)	of Portfolio
		Companies*	Vehicles*		Securities*
		(in millions)	(in millions)
PGIM Fixed	Matthew	54/$93,677,733,562	27/$28,024,599,647	148/$74,841,987,892	None
Income††	Angelucci		5/$1,821,169,285	11/$7,486,872,094

	Tyler Thorn	41/$87,419,264,511	17/$25,691,417,195	103/$53,166,183,875	None
			1/$59,779,608	3/$476,847,821

*Information as of August 31, 2023.

††PGIM Fixed Income is a business unit of PGIM, Inc. PGIM Limited, an indirect wholly-owned subsidiary of PGIM, Inc., also serves as subadviser to the Portfolio.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

ASTSAISUP2